Exhibit 10.1

SaviCorp
SaVi Media Group, Inc.

Nevada	91-1766174

(State of jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9852 West Katella Ave., #363, Anaheim California 92804
Telephone: (714) 740-0601

SVMI - CEO AGREEMENT
STRATEGIC ADVISORY BOARD AGREEMENT
____________ ____________ ____________ ____________
____________ ____________ __________

CORPORATION NAME:

SAVI MEDIA GROUP, INC., ET. AL SaviCorp (SVMI)
CONTRACTURAL AGREEMENT BETWEEN THE SVMI
CORPORATION AND THE ADVISOR / PARTNER:

The purpose of this document is to define the terms of a corporate agreement that is hereby negotiated between SaVi Media Group (hereafter the Company) and Greg Sweeney - CEO.

The undersigned hereby specify that they possess legal authority to negotiate in good faith on behalf of SaVi Media Group, Inc., and Greg Sweeney - CEO. respectively, and that all SVMI agreements dated prior to this latest agreement are all null & void. Any Copy of this Agreement along with its respective signatures shall so be deemed as an original. This agreement is a consultant agreement and therefore all parties involved shall be deemed as independent contractors and will pay his / her own taxes on a 1099.

The undersigned hereby specify that they are receiving confidential and proprietary information that is necessary to facilitate these negotiations and that they and/or their assignees and affiliates are prohibited from divulging this information to any party prior to receiving approval from the other party. Additionally, both parties acknowledge that they are bound by all applicable SEC regulations regarding this proprietary information including prohibitions against executing free market transactions based upon this confidential information and shall acknowledge this agreement as a non-disclosure and non-circumvent contract.

In the unlikely event that a party violates any terms of this agreement, the undersigned hereby acknowledges that legal recourse may be pursued only by an SVMI Board approved mandatory binding arbitration and thus waves all rights to any outside local or international court of law or any outside judicial system including its attorneys and/or any other appointees. Upon the demand of either party, any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, or that arises out of the relationship of the parties shall be resolved by mandatory binding arbitration in either the state of Nevada or the State of California, but not both.

Binding modifications of this agreement may be made in writing with signatures from both parties ____ / ____

SVMI - CEO AGREEMENT
 STRATEGIC ADVISORY BOARD AGREEMENT

1) Partnership agreement.  CEO / ADVISOR / PARTNER -

Greg Sweeney will provide…

A- General Advisory Services. The SVMI Corporation has requested the profundity of an Advisory / Partner Board. The Advisor has agreed to render advice on issues of general corporate strategy, new business development, capital recruitment, potential acquisitions or partnerships, and to advise the Company and Board of Directors on ad hoc matters (the Services).

B- Hold the position of…
Chief Executive Officer / President:

 As CEO / President, you shall implement all the aspects of the organization's policies, objectives, and initiatives. You shall be responsible for bringing assistance to the short- term liquidity and capital requirements as well as assisting the long-term profitability and growth of the company. You shall be a model to the general populace and demonstrate leadership expertise in the variety of the position’s concepts, practices, procedures, and marketing ventures. You shall rely on your extensive experience, judgment, and exemplary motivational skills to plan and accomplish corporate goals. A wide degree of creativity and latitude is expected along with the ability to perform a variety of tasks and to lead and direct the work of others. As an Officer of the Company you shall Report to the Corporate Board of Directors.

Job description duties;

1.	Identify, develop and direct the implementation of business strategy and capital recruitment
2.
Plan and direct the organization’s activities to achieve stated/agreed targets and standards for financial and trading performance, quality, culture, legislative adherence, venture capital, and equity funding.

3.	Provide strategic thought leadership and support for the marketing and sales division of the corporation and assist in opening new markets as an integral part of the corporate executive team
4.	Direct functions and performance via the executive and sales teams and initiating and maintaining activities to finance the corporation

5.	Maintain and develop organizational culture, values and reputation in its markets and with all staff, customers, suppliers, partners and regulatory/official bodies
6.	Report to shareholders/parent board on organizational plans and performance
7.	Execute the responsibilities of a company officer according to lawful and ethical standards
8.	If necessary act as the organization’s representative in its dealings with the outside world
9.	Crusade the ideals of the company and supply vision and imagination at the highest level
10.
 Develop strategies and implementation plans to launch new products, establish multiple leads generators, consistently acquire new vendor outlets, assist in opening new markets, and if necessary launch campaigns for designated capital recruitment and strategic financing.

X_/s/ MARIO PROCOPIO_Date 8-30-2006
 SAVI - AUTHORIZED PERSONNEL

X_/s/ GREG SWEENEY Date 8-30-2006
 ADVISOR / PARTNER - Greg Sweeney

SVMI - CEO AGREEMENT
STRATEGIC ADVISORY BOARD AGREEMENT

SAVICORP: Savi Media Group will provide…

A- A CEO / President Position and a directors seat on the SVMI - Advisory Board along with 5,000,000 (Five-Million) shares of Common 144 -Restricted, SVMI - Company Stock issued to the Advisor / Partner due after the position is accepted. Also the privilege to request from the Board (once every quarter) a right to purchase shares of Common 144 -Restricted, SVMI - Company Stock at a 20% discount of the asking price. (Price is to be averaged over the previous 5 ledger days of operation and the board of directors will determine the aggregate maximum amounts to be available for each quarterly period.)

B- A $10,000.00 Dollars per month salary / consultant fee given along with the privilege of Board approved annual incremental increases for the CEO / President Position. This arrangement shall remain in effect as long as SVMI is a capitalized corporation and along with a full submission to the By - Laws and Articles of Savi Media Group, Inc. A Golden Parachute will be administered if the company fails or is sold. (This Monthly pay out is presumed to begin September 1st - 2006 but may be delayed no more than 90 days thereafter, if the company infrastructure is not adequately set in place or if there is deficient capital.)

C- The CEO / Consultant shall receive the opportunity to distribute company stock and as such the Company and Consultant agree that the Consultant shall receive from the Company a fee of Seven and a Half percent (7.5%) of the money received for shares of Company's restricted stock sold to qualified and accredited investors only. These accredited investors must have at least a (One-million dollar individual net-worth or a joint NET-WORTH with that person’s spouse. All investment capital shall be earmarked for SAVI Media Group Inc., and its related expenditures, and also for debt retirement. As the purchaser of these particular shares there is a consultant who in this agreement and in conjunction with these shares is Greg Sweeney, who shall receive from the Company a fee of Seven and a half percent (7.5%) of the money received for the direct sale of these shares of the Company's restricted stock. An additional (5%) can be given if a team or partnership is utilized of which the partnership may split the commission with the original consultant of which shall be the maximum of (12.5%) paid out commissions to the consultant and his team. This agreement is for obtaining no less than $100,000 of stock sold at the board-approved price. The Consultant is deemed an independent contractor and will on a 1099 or however the company deems suitable shall pay his own taxes. The Consultant knows that the Company Shares are offered and exchanged pursuant to exemptions from registration and the Securities Act of 1933, and state securities law based, in part, on these warranties and representatives, and therefore the Company Shares to be exchanged hereby shall not be offered to any undersigned Investor by way of general solicitation or general advertising and at no time to be presented with or solicited by means of any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or by any other venue not in compliance with S.E.C. and N.A.S.D. rules and regulations.

D- The CEO / Consultant shall receive the opportunity for Commissions on Sales, Team Override Commissions, Corporate Bonuses, and Profit Sharing:
Savi Media Group agrees to pay the CEO / Consultant a commission on all direct sales initiated by the consultant in the amount of 2.50 % and a 1.50% commission based on replenishment orders from all direct sales initiated by the consultant. The CEO / Consultant will also obtain a team override commission of 1.10% on all the Sales Teams initial sales of the SVMI approved Trading Partners in the approved market channels within all territories: In addition the CEO will participate in Corporate Bonuses and profit Sharing as determined by the Board of Directors. Take note that the commission on direct sales will equal the net invoice price times the commission percentage set forth below:

o
“Net invoice price,” as used in this agreement, means the gross amount of invoices rendered to the trading partners, less invoice deductions (terms, opening order allowance, guaranteed rebate, etc). Final definition of invoice deductions will be specific to each trading partner and will be outlined in the sales and marketing plan as produced by the Consultant and agreed to by Savi Media Group.

o	COMMISSION SCHEDULE:

o	New Account Opening Order:	2.50%
	Replenishment Orders:	1.50%
	Team Override commissions:	1.10%
Corporate Bonuses:	(Determined by the Board of Directors Quarterly = 0-1.0%)
Profit Sharing:	(Determined by the Board of Directors Quarterly = 0-1.0%)

(This arrangement shall remain in effect as long as SVMI is a capitalized corporation)

o	Opening Orders = 2.50%

o	1.5% payable within 15 days of receipt of PO

o	1.0% payable by the 15th day of the month following the month during which an invoice is billed and than paid. (Same schedule as Replenishment Orders)

o	Ongoing Replenishment Orders = 1.50% 1.5% payable by the 15th day of the month, following the month during which an invoice is billed and paid.

EXAMPLES:

Opening Orders by Various Trading Partners (accounts) within the territory are placed in early July totaling $12,500,000. The orders are posted for Ship Dates in September.

Net Invoice Value of the orders is $10,000,000, due to terms and opening order allowances for several of the accounts. Therefore, commission accrues on $10,000,000 in sales.

< Opening Orders: 2.50% >	$12,500,000
Net Invoices: (less deducts)	$10,000,000
1.5% payable July:	($150,000)
1.0% payable Oct 15th:	($100,000)

In October, current Trading Partners place Replenishment orders of $12,500,000 for standard ship (5 day lead). Net Invoice Value is $10,000,000 due to terms of payment:
< Replenishment Orders: 1.50% >	$12,500,000
Net Invoice (less deducts)	$10,000,000

1.5% payable Nov 15th:	($150,000)

ADDITIONAL EXAMPLES:

Team Override commissions: 1.10%

All generated Corporate Annual Sales = (Net) $100 Million Dollars
Team override commission from the corporation given to the CEO = $1,100,000.oo

Corporate Bonuses: 1.00% Annual - (Determined by the Board of Directors Quarterly = 0-1.0%)

All generated Corporate Annual Sales = (Net) $100 Million Dollars
Corporate Bonus from the corporation given to the CEO = $1,000,000.oo

Profit Sharing: 1.00% Annual - (Determined by the Board of Directors Quarterly = 0-1.0%)

All generated Corporate Annual Sales = (Net) $100 Million Dollars
Profit Sharing from the corporation given to the CEO = $1,000,000.oo
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SVMI - CEO AGREEMENT
 STRATEGIC ADVISORY BOARD AGREEMENT

INDEMNIFICATION and EXECUTIVE PRIVILEGE

Contingencies:
Both the undersigned Consultant or Employee and the Savi-Companies agree that the BY - LAWS and ARTICLES of (SVMI) Savi Media Group, Inc shall in every written or verbal agreement take precedence over all past, present, and future agreements, contracts, relationships, additional or any implied agreements, contracts, and any type of relationshp and shall be adhered to in all circumstances for the duration of all direct and indirect relationships with Savi Media Group and it’s Officers, Directos, Constituents, and Shareholders. Both the undersigned Consultant or Employee and the Savi-Companies shall indemnify and hold each other harmless from all costs and expenses, including reasonable attorney's fees, incurred by the Consultant or Company as a result of a breach or any omission hereof by the undersigned Company or Consultant or Employee. The undersigned parties hereto hereby agree to indemnify and hold harmless each other the undersigned party, both the Consultant and the Company - SaVi Media Group, Inc., the Attorneys and Auditors, including their owners, partners, employees and consultants, from and against any and all losses, claims, damages, obligations, assessments, penalties, judgments, awards, omissions, and any and all other liabilities (collectively, "Liabilities"). Further, all of the representations and warranties of the undersigned Consultant or Company contained herein and all information furnished by the undersigned Company to the Consultant and vice versa are true, correct and complete in all respects, and both the undersigned Consultant or Employee agrees to notify SVMI immediately of any change in stock position, or any representation, warranty or other information set forth herein.
In addendum, the Consultant or employee will additionally agree to abide by all U.S. Federal and State laws, will sign and abide by a Confidentiality Agreement, and will conduct him / her self in every way that is legal, ethical, and moral or Savi Media Group may hold the consultant / employee liable and require restitution from any damages due to intentionally breaking the law and / or deliberately harming and / or breaking agreements with Savi Media Group of which shall include reasonable legal fees if incurred. The Consultant or employee shall also be deemed an independent contractor and will not hold Savi Media Group liable for any Insurance benefits, workman’s comp claims, any type medical, etc. The Consultant / Advisor or Employee shall bear their out-of-pocket costs and expenses incident to performing the Consulting Services, with a right of reimbursement from the Company if such expenses are pre-approved by the Company and if SaviCorp is adequately capitalized. THE ADVISOR / PARTNER IS RESPONSIBLE TO CONSULT HIS OWN FINANCIAL, TAX, AND LEGAL ADVISORS, SEPARATE FROM SVMI, AND IN ACCORDANCE WILL PAY ALL TAXES INCURRED BY CONSULTANT FEES, SALARIES, PAY OUTS OF ANY KIND, THE GRATIS AND/OR DISTRIBUTION OF 144 OR ANY -TYPE SHARES OF STOCK AND SHALL BE DONE PROMPTLY WHEN TAXES BECOME DUE AND PAYABLE. Tax liabilities shall be…

implemented on a 1099 and paid out thereto or however the company deems suitable to pay his / her own taxes or they may donate the proceeds to any charitable organization or foundation or they may rescind this compensation and have the company directly donate the proceeds to any charitable organization and / or foundation. Concerning severability, every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement. SAVI MEDIA GROUP, & ALL ITS REPRESENTATIVES WILL NOT BE LIABLE FOR ANY UNAUTHORIZED EXPENSES OR TAXES INCURRED BY THE CONSULTANT. SAVI MEDIA GROUP, & ALL ITS REPRESENTATIVES WILL NOT BE LIABLE FOR ANY ERROR IN JUDGMENT, OR ANY ACT TAKEN OR OMITTED IN GOOD FAITH, ANY MISTAKE OF THE LAW, OR ANY MISTAKE OF FACT. ____ / ____

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 Confidentiality Agreement Accepted: Confidential Information.    As used in this Agreement, Confidential Information means all nonpublic information disclosed by or relating to the Corporation that is designated as confidential or that, given the nature of the information or the circumstances surrounding its disclosure, reasonably should be considered as confidential. Confidential Information includes, (1) all nonpublic information relating to the Corporation’s technology, customers, business plans, promotional and marketing activities, finances and other business affairs, and (2) all third-party information that the Corporation is obligated to keep confidential. Confidential Information may be contained in tangible materials, such as drawings, data, specifications, reports and computer programs, or may be in the nature of unwritten knowledge gathered from SVMI-Corporate Board or Staff Meetings.

 Non-Circumvention Accepted: While neither party shall be obliged by this Agreement to consummate a business transaction with the other Party, the confidant further warrants, covenants, and agrees as follows: a. Not to circumvent or attempt to circumvent or permit another, directly or indirectly, to circumvent the proprietary rights of the Company in any way; b. Not to claim, assign, transfer, or interfere with any rights, title, or interest to or in any Proprietary Information disclosed by the Company under this Agreement. Nothing in this Agreement shall be construed as granting any license, patent, copyright, or trademark rights; and c. Not to use the Proprietary Information disclosed by the Company for anything except the Intended Purpose, nor to use such Proprietary Information for independent development, nor to use it directly or indirectly with any third party or parties, all of which non-circumvention obligations shall permanently survive this Agreement.

BOTH THE CORPORATION AND THE CONSULTANT HEREBY ACKNOWLEDGE THAT THE PROCESS BY WHICH THE ADVISOR / PARTNER PRODUCES SAID STRATEGIC MARKET PLANS AND / OR METIER ADVICE INCLUDES PERMISSION TO SAVI MEDIA GROUP (SVMI) TO MAKE PUBLIC THAT THE ADVISOR / PARTNER DID JOIN THE SVMI TEAM AND ADVISORY BOARD AND WITH THE OFFICE HELD ALONG WITH ALL THE ACTIVITES HEREIN LISTED AS PUBLIC KNOWLEDGE.

X_/s/ MARIO PROCOPIO_Date 8-30-2006
 SAVI - AUTHORIZED PERSONNEL

X_/s/ GREG SWEENEY Date 8-30-2006
 ADVISOR / PARTNER - Greg Sweeney

SVMI - CEO AGREEMENT
STRATEGIC ADVISORY BOARD AGREEMENT

Miscellaneous. This Agreement constitutes the entire agreement between the parties concerning this Agreement and any subject matter herein, and may not be amended, modified, or waived except in writing signed by the parties. This Agreement shall inure only to the benefit of the parties hereto and their successors and permitted assigns, and may not be assigned by either party without the other party’s prior written consent. Should any clause or portion of this Agreement be deemed invalid, void, or otherwise unenforceable, the remainder of this Agreement shall remain in full force and effect as written. The length of this Agreement will continue as an ongoing agreement with a minimum period of six (6) months commencing on the date of final signatures of authorization for this agreement by the Parties. Following the six (6) month guarantee period as defined in the length of agreement, either party may dissolve this agreement with a 60 day written notice. In the event of a dissolved agreement, the effective termination date shall be defined as 60 days after the terminated party receives written notice and all subsequent residual income, commissions, salaries, financial liabilities, or varied debts of any kind owed to the consultant / employee will be eradicated and terminated. This Agreement may be signed in multiple counterparts, each of which taken together shall constitute one and the same instrument. Facsimile signatures shall have the effect of delivered originals. This written agreement shall note the express acceptance of all its parts from both parties and shall constitute a valid and binding Agreement between SaVi and Greg Sweeney as of the date below.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and faxed to SVMI Corporate Office @ Fax # 714-740-0300,

Executed on the 28thDay of August, 2006.

SAVI MEDIA GROUP, INC., ET AL

X_/s/ MARIO PROCOPIO_Date 8-30-2006
 SAVI - AUTHORIZED PERSONNEL

X_/s/ GREG SWEENEY Date 8-30-2006
 ADVISOR / PARTNER - Greg Sweeney